                                                                   Exhibit 10.25


                            MANUFACTURING AGREEMENT

     This Manufacturing Agreement (the "Agreement") is made and entered into effective as of December 12, 1995, by and between MGI PHARMA, INC., a Minnesota corporation ("MGI"), and GLOBAL PHARM INC., a corporation incorporated under the laws of the Province of Ontario, Canada ("Manufacturer").

     WHEREAS, MGI desires to retain Manufacturer to perform certain manufacturing services for MGI in connection with the Product (as defined herein), in accordance with the terms and conditions of this Agreement, and Manufacturer desires to be so retained by MGI.

     NOW, THEREFORE, in consideration of the foregoing recital and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, MGI and Manufacturer do hereby agree as follows:

Section 1.  Manufacturing and Supply
            ------------------------

      1.1   Manufacture of Product.
            ----------------------

      (a) During the term of this Agreement and subject to all of the provisions hereof, Manufacturer shall manufacture for MGI Salagen(R) Tablets (the "Product"). All Product manufactured pursuant to this Agreement shall (i) be manufactured in accordance with such manufacturing processes and quality control standards (the "Manufacturing Processes") and shall meet such Product specifications (the "Product Specifications") as are provided in writing by MGI to Manufacturer, as the same may be modified or amended from time to time by MGI, and (ii) be merchantable.

      (b) Manufacturer shall bear all of its own costs and expenses incurred in manufacturing the Product and otherwise carrying out its obligations under this Agreement, unless otherwise specifically provided herein. Manufacturer shall maintain its systems and equipment in a state of current validation and shall promptly notify MGI upon becoming aware that the condition of any of its systems or equipment may adversely affect its ability to manufacture the Product pursuant to this Agreement.

      (c) MGI shall provide, at its own cost and expense, such technical and other assistance as MGI determines, in its sole discretion, is reasonably necessary in connection with this Agreement.

     (d) Manufacturer understands and agrees that MGI may at any time manufacture itself, or use any other third party to manufacture, the Product, in any quantity, and neither this Agreement nor any provision hereof shall confer upon Manufacturer the exclusive right to manufacture the Product for MGI or the right to manufacture any minimum quantity of the Product.

     (e) The terms of the Quality Assurance Letter of Understanding entered into as of October 2, 1995 between MGI and Manufacturer, a copy of which is attached hereto as Exhibit B, is hereby incorporated herein by reference and made a part hereof. If at any time there is a conflict between the provisions of such Letter of Understanding and the main body of this Agreement, the terms of this Agreement shall prevail.

     1.2  Raw Materials and Supplies.
          --------------------------

     (a) Manufacturer shall supply such raw materials and supplies as are necessary to manufacture the Product (collectively, the "Raw Materials") (but not including the active ingredient which shall be supplied by MGI as set forth below) and such packaging materials and labels as are necessary to package the Product for distribution (collectively, the "Other Materials"). Such Raw Materials and Other Materials shall all be sourced from MGI-approved vendors as communicated to Manufacturer from time to time by MGI. In the event that Manufacturer has any difficulties in securing the required Raw Materials and/or Other Materials at any time, Manufacturer shall promptly notify MGI of such difficulty or anticipated difficulty and MGI shall use its reasonable efforts to assist Manufacturer in securing adequate supplies of such Raw Materials or Other Materials as are required for purposes of manufacturing the Product.

     (b) MGI shall supply the active ingredient, pilocarpine hydrochloride (the "Active Ingredient") required for Manufacturer to manufacture the Product, at no charge to Manufacturer, in quantities sufficient to accommodate that portion of forecasted production of the Product which constitute "Firm Orders" as that term is defined in this Agreement. Active Ingredient shall be delivered to Manufacturer sufficiently in advance of the scheduled manufacturing date to provide Manufacturer with sufficient opportunity to test and analyze such Active Ingredient, as Manufacturer shall deem necessary. MGI will provide a Certificate of Analysis for each lot of Active Ingredient provided to Manufacturer by MGI under the terms of this Agreement. The Active Ingredient supplied by MGI shall be delivered to Manufacturer in proper storage containers and proper packaging.

     (c) Manufacturer shall take such actions as it deems reasonably necessary or prudent to insure the quality of all Raw Materials provided by it for purposes of manufacturing the Product. MGI shall have the right to test and analyze all such Raw Materials used in manufacturing the Product and Manufacturer shall cooperate with MGI and take all such actions as MGI may reasonably request in connection therewith; provided, that any such testing or analysis by MGI shall not relieve Manufacturer from its obligations to provide Raw Materials which conform to the Product Specifications provided to Manufacturer by MGI.

     (d) Manufacturer shall not use or otherwise dispose of the Active Ingredient supplied by MGI except in accordance with this Agreement and shall not use or apply any other active ingredient in manufacturing or packaging the Product for distribution, except as directed in writing by MGI.

     1.3  Quantity and Delivery Date.
          --------------------------

     (a) A twelve (12) month forecast of purchases of the Product, including requested delivery dates, shall be submitted by MGI to Manufacturer each month during the Term of this Agreement. The first three (3) months of each forecast shall constitute a firm order by MGI against which Manufacturer is authorized to institute production (the "Firm Order"). MGI's purchase order for each Firm Order (or any part thereof for which a purchase order has not been delivered) shall be delivered to Manufacturer following delivery of each forecast. Manufacturer shall use its best efforts to meet the delivery dates specified in the purchase order, provided that, Manufacturer shall in
                                           --------
          any event deliver the requested quantity of Product within 30 days after a specified delivery date.

     (b) Manufacturer shall manufacture the Product in such quantities as are ordered by MGI from time to time by written purchase order delivered to Manufacturer, but shall not manufacture Product in excess of the quantity on order at the time of manufacture.

     1.4  Legal Compliance.  In manufacturing, packaging, labeling, exporting,
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importing and delivering the Product and otherwise carrying out its obligations under this Agreement, Manufacturer shall at all times:

     (a) comply with all U.S., Canadian or other territory, state, provincial, local and other laws, rules, regulations or other requirements (collectively, "Laws") applicable to the business of Manufacturer and to the manufacturing, packaging, labeling, exporting, importing and delivering of the Product;

     (b) obtain and maintain in full force and effect all licenses, permits, certificates, authorizations or approvals from U.S., Canadian or other territory, state, provincial, local and other authorities necessary to conduct its business and manufacture, package, label, export, import and deliver the Product;

     (c) in particular, but without limiting the generality of the foregoing, Manufacturer shall at all times comply with the Environmental Laws and Pharmaceutical Rules (as such terms are defined below) and obtain and maintain in full force and effect all licenses, permits, certificates, authorizations or approvals required by the Environmental Laws and Pharmaceutical Rules;

     (d) no Product manufactured hereunder shall be adulterated or contaminated within the meaning of Section 505 of the U.S. Federal Food, Drug and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder, or any similar Canadian or other territory, provincial, state, local or other law or regulation;

     (e) in connection with the manufacture of the Product, Manufacturer shall be solely responsible for compliance with all laws, rules, regulations or other requirements relating to the handling, generation, transportation, treatment, storage and disposal or other management of waste and regulated substances, including, without limitation, solid and hazardous waste and hazardous and toxic substances and materials; and

     (f) in the event of any recall, seizure or other similar governmental action with respect to the Product, Manufacturer shall cooperate with MGI and take such other actions in connection therewith as MGI may reasonably request.

     The term "Environmental Laws" means any and all applicable U.S., Canadian, state, provincial, local and other laws, statutes, codes, ordinances, regulations, rules, policies, consent decrees, judicial orders, administrative orders or other requirements relating to the environment or to human health or safety associated with the environment, all as amended or modified from time to time, and includes, but is not limited to, the following U.S. laws and any similar Canadian, provincial, state, local or other laws and the companion regulations thereto: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act of 1976; the Clean Water Act; the Clean Air Act; the Hazardous Materials Transportation Act and the Toxic Substances Control Act.

     The term "Pharmaceutical Rules" means any and all applicable laws, statutes, rules, regulations, standards, policies, orders or other requirements promulgated or subject to enforcement, regulation or administration by the United States Food and Drug Administration (the "FDA"), the Health Protection Branch, Department of Health Canada, or the comparable regulatory authority for such other jurisdictions for which Product is manufactured under this Agreement, all as amended or modified from time to time, and includes, but is not limited to, current Good Manufacturing Practice regulations of the FDA, any similar Canadian or other territory, state, provincial, local or other laws, statutes, rules, regulations, standards, policies, orders or requirements.

     1.5   Noncompetition Covenant.  For the consideration recited in this
           -----------------------
Agreement and as a significant inducement to MGI to enter into this Agreement, Manufacturer agrees to the terms of this Section 1.5, which Manufacturer acknowledges and agrees are reasonable and appropriate under the circumstances. During the term of this Agreement, Manufacturer shall not, directly or indirectly, compete with MGI in any manner or capacity (e.g., as an advisor,
                                                        ----
supplier, manufacturer, consultant, principal, agent, partner, stockholder or independent contractor) by engaging in the manufacture, distribution or sale of any drug or other product which contains the same Active Ingredient as the Product, without MGI's prior written consent. For the period covered by this
Section 1.5, Manufacturer shall not, directly or indirectly, assist or encourage any other person or entity in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of this Section 1.5 if such activity were carried out by Manufacturer. This Section 1.5 is expressly subject to the severability provisions of Section 14.8 hereof, and is further subject to the requirement that for this Section to be in full force and effect, MGI must have purchased from Manufacturer at least twenty-five percent (25%) of MGI's requirements for Product for countries in which Manufacturer is qualified as a manufacturer, in each calendar year during the term of this Agreement.

     1.6   Other Activities.  Except pursuant to this Agreement or as may be
           ----------------
specifically requested in writing by MGI, Manufacturer shall not undertake any product development, manufacturing or testing activities with respect to the Product.

Section 2. Manufacturing Charges
           ---------------------

     2.1   Price.  For manufacturing the Product and as compensation in full for
           -----
all services rendered by Manufacturer under this Agreement, MGI shall pay to Manufacturer the Price for the Product, as set forth in Exhibit A to this Agreement, and the cost of Product samples other than as delivered pursuant to
Section 7.1, along with such other charges as set forth in this Section 2.1. Duties, taxes, brokerage and delivery costs shall be the responsibility of MGI as well as the cost of any insurance secured by Manufacturer on behalf of MGI.

     2.2   Invoices.  Manufacturer shall invoice MGI upon completion of
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manufacturing of the Product by Manufacturer and Product Release by MGI as set
forth in Section 7.1, at the Price determined in Section 2.1. Other charges payable to Manufacturer by MGI under the terms of Section 2.1 shall be
separately invoiced.   MGI shall pay each invoice, to the extent accurate,
within 30 days of its receipt thereof. Payment shall be made at the office of Manufacturer specified in Section 14.3. MGI shall not be required to pay for any Product or other services not requested by MGI pursuant to a written purchase order, or other written instructions for services other than manufacture of Product, delivered to Manufacturer.

     2.3.  Manufacturing Price Changes.  MGI and Manufacturer agree that the
           ---------------------------
purchase prices set forth in Exhibit A to this Agreement shall remain in effect through December 31, 1996. Thereafter, the prices shall be increased or decreased to reflect any increase or decrease in costs incurred by the Manufacturer in purchasing Raw Materials or Other Materials. The Manufacturer shall be permitted to pass along such increased costs to MGI on all subsequent orders received from MGI after such price increase becomes effective. Any increase or decrease in cost due to an increase or decrease in labor and/or overhead, shall be identified for MGI no later than December 15th of each year and subsequently passed on to MGI on January 1, 1997 and on each January 1st thereafter. In no event, however, shall the price of the Product increase more than ten percent (10%) per year, unless a greater increase is expressly approved by MGI after consultation with Manufacturer. The parties shall from time to time meet to discuss actual or potential price increases which may affect the purchase prices set forth in Exhibit A and shall use reasonable efforts to cooperate to reduce or avoid such price increases.

     2.4   Cost Reductions.  Either of MGI or the Manufacturer shall have the
           ---------------
right to request changes to reduce the cost of manufacturing. Cost reductions requested by MGI shall be implemented by the Manufacturer upon the approval in writing by both parties and made effective as directed by MGI. Cost reductions initiated by MGI will result in a reduction in manufacturing Price for the first batch of Product produced by the Manufacturer and each batch thereafter. The costs associated with the implementation of cost reductions requested by MGI shall be borne by MGI, unless such cost reductions will also inure to the benefit of the Manufacturer for its own or another company's products produced by Manufacturer, in which case the cost of implementation will be shared as agreed by both parties in writing. Cost reductions requested by the Manufacturer shall be implemented by the Manufacturer upon approval in writing by both parties. The costs associated with the implementation of cost reductions requested by the Manufacturer shall be borne by the Manufacturer. Reductions in manufacturing costs implemented by the Manufacturer will be not result in a reduction in manufacturing Price for the first twelve months of production following implementation. All batches of Product produced by the Manufacturer between the twelfth month and twenty-fourth month following implementation will result in a reduction of the manufacturing Price by one-half the savings realized by the

Manufacturer. All batches manufactured thereafter will be invoiced to MGI with all of the savings credited to the current manufacturing Price. Under no circumstances shall this Section be construed to require either party to agree to changes that do not comply with FDA rules or regulations or with current good manufacturing practices.

     2.5   Specification Changes Affecting Manufacturing Price.  Either of MGI
           ---------------------------------------------------
 or the Manufacturer shall have the right to request changes to the Product Specifications. Recommendations to change any Product Specifications shall be in writing. No change in the Product Specifications shall be implemented by the Manufacturer, whether requested by either of the parties or requested or required by any governmental agency, until the parties have agreed in writing to such change. The costs associated with any changes to the Product Specifications shall be paid by MGI, unless such changes are solely for the benefit of the Manufacturer, in which case such costs shall be borne by the Manufacturer.

Section 3.  Delivery of Product
            -------------------

     The Product and Product samples pursuant to Section 7.1 will be shipped FCA (Incoterms 1990) point of manufacture. Manufacturer shall deliver the Product to MGI or a customer or other third party designated by MGI (a "designee") at the destination and by the mode of transportation specified by MGI in its purchase orders for Product or in any other notice to Manufacturer delivered pursuant to this Agreement. Manufacturer shall obtain and deliver to MGI a bill of lading or similar receipt with respect to each delivery of Product. Manufacturer shall comply with any and all applicable laws and regulations and with any special delivery instructions (e.g., with respect to packaging,
                                        ----
loading, insuring or shipping) provided by MGI to Manufacturer. Manufacturer shall notify MGI in writing upon shipment of Product. All Product shall be delivered by Manufacturer free and clear of any security interests, liens, claims, pledges or encumbrances of any kind or nature except for such as are created by MGI. At MGI's request and at no cost to MGI, Manufacturer shall store Product at its premises for such reasonable period of time prior to delivery as MGI may request.

Section 4.  Title to Product; Risk of Loss; Insurance
            -----------------------------------------

     Title in and to the Product shall remain in, and risk of loss shall remain with, Manufacturer, until the Product is delivered to the shipper selected to deliver the Product pursuant to Section 3, at which time title and risk of loss shall pass to MGI. Notwithstanding the foregoing, Manufacturer shall not sell or otherwise dispose of any Product except in accordance with the terms of this Agreement. At the request of MGI, Manufacturer shall assist MGI in securing (or shall secure on behalf of MGI), insurance necessary to adequately cover the risk of loss of Product during the period that Product is in the hands of a shipper prior to delivery to MGI or its designee.

Section 5. Representations and Warranties
           ------------------------------

     Manufacturer and MGI do hereby represent and warrant to each other, as follows:


      5.1 This Agreement has been duly authorized by all necessary corporate action on behalf of Manufacturer and MGI, executed and delivered, and constitutes the valid and binding agreement of each of them enforceable in accordance with its terms.

     5.2 MGI represents and warrants to Manufacturer that in carrying out its obligations under this Agreement, MGI will comply in all material respects with all federal, state and local laws, rules, regulations or other requirements applicable to the business of MGI and the manufacture of the Product, including, without limitation, the Pharmaceutical Rules.

     5.3 MGI represents and warrants to Manufacturer that the manufacture of the Product in accordance with the Manufacturing Processes will not constitute any infringement, misappropriation or violation of any patent or trademark of any third party.

     5.4 Manufacturer represents and warrants to MGI that in carrying out its obligations under this Agreement, it will at all times act in good faith and will not take any action that could adversely affect MGI's business, reputation or standing.

Section 6. Safety Information; Due Care; Accidents; Recalls
           ------------------------------------------------

      6.1  Safety Information.  Prior to commencing the manufacture of the
           ------------------
Product hereunder, Manufacturer shall furnish to MGI (a) all material safety data sheets (within the meaning of the U.S. Code of Federal Regulations 29 C.F.R. (S)(S)1910.1200(c) and (g)) or Canadian equivalent documents required by U.S. or Canadian or other territory's law to be provided by Manufacturer in connection with any Raw Materials or the Product, (b) any information in the possession of or known to Manufacturer indicating the potentially toxic or hazardous nature of the Raw Materials or the Product, and (c) any other information necessary or appropriate for the safe handling and processing of the Raw Materials and the safe manufacture and delivery of the Product in accordance with this Agreement. Manufacturer shall also promptly furnish to MGI any new or additional information of the type described in clauses (b) and (c) of the foregoing sentence as it becomes available or known to Manufacturer at any time during the term of this Agreement. MGI shall furnish to Manufacturer all material safety data sheets required to be provided by MGI in connection with any Active Ingredient. Manufacturer understands and assumes the risks inherent in manufacturing the Product and in otherwise carrying out its obligations under this Agreement.

     6.2   Due Care.  In manufacturing the Product and carrying out its
           --------
obligations under this Agreement, Manufacturer represents and warrants to MGI that it shall exercise due care and shall otherwise take all such precautions and measures with respect to safety as are reasonable necessary in connection with the manufacture of the Product and as are otherwise reasonable and customary for companies engaged in operations similar to those of Manufacturer.

     6.3   Responsibility for Accidents.  Manufacturer shall be responsible for
           ----------------------------
and pay all losses, damages, costs and expenses (including, without limitation, response and cleanup and disposal costs) arising, directly or indirectly, out of any Release of Raw Materials at any time. The party in whom title to the Product then resides shall be responsible for and pay all losses, damages, costs and expenses (including, without limitation, response and cleanup and disposal costs) arising, directly or indirectly, out of any Release of Product at any time during which such party has title to such Product.


     The term "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release into the environment, whether intentional or unintentional, of Raw Materials or Product, as the case may be.

     6.4   Notification of Accidents.  Manufacturer shall promptly notify MGI
           -------------------------
upon becoming aware of any accidents, injury to or illness of employees or others, damage or harm to human safety or property or the environment, Release of Raw Materials or Product, or any other occurrence having or potentially having serious consequences related to the Product and the manufacture thereof or the provision of any services hereunder. MGI shall promptly notify Manufacturer upon becoming aware of any Release of Product.

     6.5   Recalls.  Subject to the provisions of Section 12, any recall of
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Product instituted either at the request of any regulatory body or voluntarily by MGI shall be the sole responsibility of MGI. MGI shall reimburse Manufacturer for any costs incurred by Manufacturer in connection with such recall of Product. Manufacturer shall cooperate fully with MGI in the conduct of any such recall in matters that relate to the manufacture of the Product.

Section 7. Samples and Testing
           -------------------

      7.1  Samples and Testing.  From each batch of Product manufactured by
           -------------------
Manufacturer, Manufacturer shall take such number of representative samples of the Product as MGI may request and shall deliver such samples to MGI in accordance with such written delivery procedures as are provided by MGI. As directed by MGI, Manufacturer shall also take and analyze itself samples of the Product in accordance with such testing procedures (the "Testing Procedures") as are specified in writing by

MGI to determine whether the Product meets the Product Specifications; provided
                                                                       --------
that, Manufacturer shall not take or analyze any Product samples without specific instructions to do so from MGI. Manufacturer shall identify and document all Product samples taken pursuant to this Section 7.1. Manufacturer shall not ship any Product from any batch unless and until (a) if MGI has directed Manufacturer to analyze samples of the Product, Manufacturer has determined, in accordance with the Testing Procedures, that the Product meets the Product Specifications and has provided MGI with the results of its analysis in writing, and (b) Manufacturer has received MGI's notification of release ("Product Release"). Manufacturer shall also take and deliver to MGI such additional samples of Product and retain samples of any Raw Materials or excipients as MGI may request from time to time. Manufacturer shall store all Product samples in accordance with the Testing Procedures.

     7.2  Non-Specification Product.  If it is determined by MGI or Manufacturer
          -------------------------
pursuant to the Testing Procedures that a batch of Product has been manufactured that does not meet the Product Specifications, Manufacturer shall not ship or invoice any Product from such batch unless and until Manufacturer takes and completes to MGI's satisfaction such corrective action as is specified by MGI and Manufacturer receives Product Release from MGI for such batch. Further, Manufacturer shall not manufacture another batch of Product until the cause of the problem has been discovered and cured to MGI's satisfaction or until MGI otherwise instructs Manufacturer. All Product not meeting the Product Specifications, as to which corrective action is not taken or completed as specified by MGI, shall be the sole responsibility of and shall be dealt with by Manufacturer, at its sole cost and expense, in accordance with all applicable laws and regulations (including, without limitation, the Environmental Laws), and in a manner as to which MGI has given its prior written approval, and shall not be reprocessed, salvaged, reclaimed or otherwise reused in any manner by Manufacturer.

     If it is determined by Manufacturer or MGI that any Product not meeting the Product Specifications has been delivered to MGI or any designee of MGI, Manufacturer shall, at MGI's request, replace such Product with Product meeting the Product Specifications at no additional cost or expense to MGI. Further, Manufacturer shall be responsible for and pay all losses, damages, costs and expenses (including, without limitation, response and cleanup and disposal costs) arising, directly or indirectly, out of such non-specification Product at any time. At MGI's request, Manufacturer shall remove any non-specification Product from any site where it is located and either take such corrective action as MGI specifies so that such non-specification Product meets the Product Specifications or dispose of it at its sole cost and expense, in accordance with the written instructions of MGI and with all applicable laws and regulations (including, without limitation, the Environmental Laws), in which case it shall not reprocess, salvage, reclaim or otherwise reuse in any manner any such non-specification Product.

      7.3  Disagreements as to Specifications.  If any determination by
           ----------------------------------
Manufacturer and MGI differs as to whether any Product meets the Product Specifications, the matter will be submitted for testing to an independent testing laboratory acceptable to both parties. The determination of such independent testing laboratory will be binding on both parties. The cost of the independent testing laboratory shall be borne by the party whose testing results were in error.

      7.4  Costs of Compliance.  Subject to the provisions of Section 7.3,
           -------------------
Manufacturer shall bear all of its own costs and expenses incurred in complying with this Section 7 and MGI shall bear all of its own costs and expenses incurred in connection with testing and analysis of Product samples which it conducts.

      7.5  Product Specifications; Compliance; Regulations for New Territories.
           -------------------------------------------------------------------
In the event that MGI requires Product to be produced for territories other than the United States and Canada, then the parties shall agree on product specifications, appropriate sampling and testing procedures and regulatory and such other requirements as are applicable for such territories, which shall be attached hereto as an additional exhibit, signed by both Manufacturer and MGI, and shall for purposes of such additional territories only, replace the provisions of this Section 7. Exhibit A shall be revised accordingly to reflect the price of producing Product for such additional territories as MGI and Manufacturer shall agree to from time to time. Upon reaching an agreement to manufacture Product for such additional territories and receiving the necessary regulatory approvals, the provisions of Sections 1.4, 5.2 and 8.1 shall apply to such additional territories as well as to the United States and Canada.

Section 8.  Records and Inspection
            ----------------------

      8.1   Records.  Manufacturer shall keep (a) such records and reports with
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respect to the manufacture and delivery of the Product as MGI may reasonably request, and (b) all records and reports with respect to the manufacture and handling of the Product as are required by applicable law, including, without limitation, the Pharmaceutical Rules and the Environmental Laws. In particular, but without limiting the generality of the foregoing, Manufacturer shall keep records relating to quality-control testing requirements and specifications with respect to all components of the Product, and all analytical raw data (including chromatograms) relating to component test and inspection results. Manufacturer represents and warrants to MGI that all such records and reports will be accurate and complete in all material respects. Promptly upon completion thereof, Manufacturer shall provide the originals (or copies if Manufacturer is required by law to retain the originals) of all such records and reports to MGI, which shall be the property of MGI, but may retain copies of the same for its files. MGI shall also have the right, at any time during normal business hours, to inspect and copy all such records and reports in progress at Manufacturer's premises and all other books, records and accounts of Manufacturer relating to the Product and Manufacturer's services hereunder.

      8.2  Inspection.  Each of MGI and any licensee of MGI with respect to the
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Products shall have the right, at any time during normal business hours, to enter Manufacturer's premises and observe and inspect all aspects of Manufacturer's business as it relates to the Product and the manufacture thereof or the provision of any services hereunder. In particular, but without limiting the generality of the foregoing, MGI and such licensees shall have the right to observe and inspect (a) manufacturing processes and work practices relating to the Product and inventory of Raw Materials and Product, and (b) all licenses, permits, certificates, authorizations or approvals from U.S., Canadian or other territory, provincial, state, local and other authorities necessary to conduct Manufacturer's business and manufacture, package, label, export, import and deliver the Product. Further, during the term of this Agreement, MGI and such licensees shall have the right to be present for and observe any inspection of Manufacturer or its facilities by any governmental or regulatory authority, and Manufacturer shall notify MGI promptly after learning that any such inspection is being conducted or will be conducted. Neither MGI nor any of such licensees shall be obligated to exercise any rights under this Section 8.2, but any of them may do so in its or their sole discretion. Any action taken by MGI or any of such licensees pursuant to this Section 8.2 shall be solely for its own benefit and not for the benefit of any third party and neither the existence of this provision nor the taking of any action by MGI or any such licensees hereunder shall constitute the taking of control of Manufacturer's business by MGI or any such licensee.

Section 9. Confidentiality
           ---------------

      9.1  Confidential Information.  For purposes of this Agreement, the term
           ------------------------
"Confidential Information" shall mean (a) all information and material, other than information or material expressly designated by MGI as non-confidential, provided or disclosed to Manufacturer by MGI in connection with this Agreement relating in any way to the Product or to the business of MGI or its affiliates, together with all notes, analyses, studies or other documents prepared by Manufacturer or any of Manufacturer's directors, officers, employees, agents and advisors (collectively, with Manufacturer, the "Receiving Group") containing or based on such information or material, and (b) all information obtained by the Receiving Group by visiting MGI's facilities or reviewing products, plans, processes, formulations, operations, facilities, equipment or other assets of MGI or discussing MGI, the Product or this Agreement with MGI or any of MGI's directors, officers, employees, agents and advisors. Notwithstanding the foregoing, Confidential Information does not include information or material that (x) is publicly available or becomes publicly available through no action or fault of any member of the Receiving Group, (y) was already lawfully in the Receiving Group's possession or known to the Receiving Group prior to being disclosed or provided to the Receiving Group by or on behalf of MGI, or (z) was or is obtained by the Receiving Group from a third party having a legal right to transmit such information or material.

      9.2  Use and Non-disclosure.  Manufacturer agrees that the Confidential
           ----------------------
Information shall be used solely for the purpose of satisfying its obligations under this Agreement and not for its own benefit or the benefit of any third party or in any manner adverse to MGI or its shareholders. Manufacturer agrees that, during the term of this Agreement and thereafter, the Confidential Information will at all times be kept strictly confidential; provided that,
                                                             --------
Manufacturer may disclose the Confidential Information to directors, officers, employees, agents or advisors (collectively, "Representatives") of Manufacturer who in Manufacturer's reasonable judgment have a need to know such information in order that Manufacturer may carry out its obligations hereunder. Manufacturer shall maintain records of all Representatives to whom Confidential Information is disclosed and will inform such Representatives of the confidential nature of the Confidential Information. Manufacturer shall direct its Representatives to treat all Confidential Information in accordance with this Agreement and to take all precautions and measures that are reasonably necessary to prevent any improper use of the Confidential Information, and Manufacturer shall be responsible for any breaches by them of this Agreement. At MGI's request, Manufacturer shall cause its Representatives to execute written confidentiality agreements, in form satisfactory to MGI, requiring such Representatives to treat all Confidential Information in accordance with this Agreement.

      9.3  Notice of Required Disclosure.  If Manufacturer or any of its
           -----------------------------
Representatives is required by law or legal process to disclose any of the Confidential Information, Manufacturer shall (a) promptly notify MGI of such requirement prior to making any disclosure, and (b) give MGI all information, assistance and authority necessary to enable MGI to take measures that MGI, in its sole discretion, deems appropriate to protect the confidential nature of the Confidential Information.

      9.4  Ownership.  The Confidential Information is owned solely and
           ---------
exclusively by MGI and shall remain the exclusive property of MGI and no member of the Receiving Group shall have any right, title or interest in or to any of the Confidential Information.

      9.5  No Licenses; Inventions.  MGI grants no licenses or other rights, by
           -----------------------
implication or otherwise, under any patent, copyright, trademark, trade secret or other intellectual property right or intangible asset owned by, licensed to or otherwise controlled by MGI or used in MGI's business anywhere in the world, by entering into this Agreement or disclosing the Confidential Information hereunder, except such limited right as is necessary to permit Manufacturer to perform its obligations hereunder which right shall terminate automatically upon the termination or expiration of this Agreement. Manufacturer understands and agrees that neither this Agreement nor any provision hereof shall constitute, or be construed as, a sale or other transfer of title by MGI to Manufacturer with respect to any patent, copyright, trademark, trade secret or other intellectual property right or intangible asset of MGI, all of which are and shall remain the sole and exclusive property of MGI. Manufacturer hereby agrees to cooperate with MGI and take all actions which MGI may reasonably request, at MGI's cost and expense, in order to protect and enforce MGI's rights in and to such intellectual property.

     Manufacturer further understands and agrees that all inventions, discoveries, improvements, devices, designs, practices, processes, methods or products, whether patentable or not (collectively, the "Inventions"), made, developed, perfected, devised, conceived or first reduced to practice by Manufacturer at any time during the term of this Agreement or thereafter, which contain, reflect or are based on, in whole or in part, the Confidential Information, or relate, directly or indirectly, to the Product, shall be the sole and exclusive property of MGI. Manufacturer hereby assigns to MGI all of Manufacturer's right, title and interest in and to the Inventions and agrees to take all such actions as are reasonably requested by MGI in order to perfect, affirm and record MGI's complete ownership and title in and to the Inventions (including, without limitation, executing appropriate documents of assignment and other instruments and giving testimony regarding the Inventions).

      9.6   Quality of Information.  The Confidential Information is being
            ----------------------
provided to Manufacturer "as is" and without any representations or warranties of any kind, either express or implied, regarding the accuracy or completeness or other quality thereof, except such as are contained in this Agreement. In no event shall MGI or its affiliates or any of their respective directors, officers, employees, agents or representatives have any liability to Manufacturer or its Representatives relating to or resulting from the use of the Confidential Information, except in accordance with the specific representations, warranties and agreements contained herein.

      9.7   Return.  Manufacturer shall, upon the termination or expiration of
            ------
this Agreement, or at any time upon the written request of MGI, promptly return to MGI all Confidential Information (including notes, writings and other material developed therefrom) and all copies thereof and retain none for its files, except to the extent retention thereof is required by applicable law. The return or retention of such information shall not relieve Manufacturer of its continuing obligation of confidentiality hereunder.

Section 10. Insurance
            ---------

     Manufacturer shall obtain and maintain in full force and effect during the term of this Agreement (a) policies of insurance issued by insurers rated A minus or better by A.M. Best insuring Manufacturer, its properties and business against such losses and risks (including product liability), and in such amounts, as are reasonable and prudent in light of the nature and extent of Manufacturer's business, and (b) such other policies of insurance and in such amounts as MGI may reasonably request. All of such policies shall include MGI as an additional named insured as its interests may appear or provide contract coverage with respect to this Agreement, provide for a waiver of subrogation rights against MGI, contain no cross-liability exclusion, and require that MGI receive 60 days' notice of any modification or termination of coverage. Concurrent with the execution of this Agreement, Manufacturer shall deliver to MGI certificates of insurance or other evidence of insurance coverage all in form satisfactory to MGI.

Section 11.  Force Majeure
             -------------

     11.1    Definition.  "Force Majeure" shall mean any event or condition, not
             ----------
existing as of the date of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the generality of the foregoing, the following shall constitute events or conditions of Force Majeure: governmental action or acts of state, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion.

     11.2    Notice.  Upon giving notice to the other party, the party whose
             ------
performance is affected as aforesaid by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that such performance is so affected by the event of Force Majeure. Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences. The party claiming Force Majeure shall promptly notify the other party of the termination of such event.

     11.3    Confirmation.  The party invoking Force Majeure shall provide to
             ------------
the other party confirmation of the existence of the circumstances constituting Force Majeure. Such evidence may consist of a statement or certificate of an appropriate governmental department or agency where available, or a statement describing in detail the facts claimed to constitute Force Majeure.

     11.4    Suspension of Performance.  During the period that the performance
             -------------------------
by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

     11.5   Termination.  Should the period of Force Majeure continue for more
            -----------
than 180 days, either party may terminate this Agreement without liability to the other based solely on such termination, upon delivering written notice to the other party.

Section 12. Indemnification
            ---------------

     12.1   Indemnification by Manufacturer.  Manufacturer shall indemnify and
            -------------------------------
hold harmless at all times (whether during the term of this Agreement or thereafter) MGI and its affiliates and their respective directors, officers, employees, agents, advisors, and their respective heirs, successors and assigns from and against any and all losses, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) caused by or arising, directly or indirectly, in whole or in part, out of (i) any breach of any representation, warranty, covenant or agreement of Manufacturer under this Agreement, and (ii) any error, mistake, negligence or reckless or willful misconduct on the part of Manufacturer, its employees and/or agents in connection with manufacturing, packaging, labeling, exporting, importing and delivering the Product or otherwise performing this Agreement, and any and all actions, suits, proceedings, claims, demands or judgments incident to any of the foregoing.

     12.2 Indemnification by MGI.  MGI shall indemnify and hold harmless at all
          ----------------------
times (whether during the term of this Agreement or thereafter) Manufacturer and its affiliates and their respective directors, officers, employees, agents, advisors, successors and assigns from and against any and all losses, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) caused by or arising out of any material breach of any representation, warranty, covenant or agreement of MGI under this Agreement and any and all actions, suits, proceedings, claims, demands or judgments incident to any of the foregoing.

     12.3 Indemnification Claims.  In the event that any action, suit,
          ----------------------
proceeding or demand is instituted against or made upon either party (the "Aggrieved") for which the Aggrieved may seek indemnification hereunder (an "Indemnifiable Claim") from a party hereto (the "Indemnitor"), the Indemnitor shall be entitled to assume the control of the defense of such Indemnifiable Claim with counsel reasonably satisfactory to the Aggrieved by providing notice thereof to the Aggrieved, provided that, if the defendants in any action include
                          --------
both the Aggrieved and the Indemnitor and the Aggrieved shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnitor, or if there is a conflict of interest which would prevent counsel for the Indemnitor from also representing the Aggrieved, the Aggrieved shall have the right to select separate counsel to participate in the defense of such action on behalf of the Aggrieved. After notice from the Indemnitor to the Aggrieved of its election to assume the defense, the Indemnitor will not be liable to the Aggrieved for any legal or other expense subsequently incurred by the Aggrieved in connection with the defense thereof other than reasonable costs of investigation, unless (x) the Aggrieved shall have employed counsel in accordance with the preceding sentence,
(y) the Indemnitor shall not have employed counsel reasonably satisfactory to the Aggrieved to represent the Aggrieved within a reasonable time after the notice of the commencement of the action, or (z) the Indemnitor has authorized the employment of counsel for the Aggrieved at the expense of the Indemnitor.
In any case in which the Indemnitor assumes the control of the defense of such Indemnifiable Claim, the Indemnitor shall give the Aggrieved not less than ten calendar days' notice prior to executing any settlement agreement, and the Aggrieved shall have the right to approve or reject any settlement; provided
                                                                    --------
that, upon rejection of any settlement, the Aggrieved shall assume control of the defense of such Indemnifiable Claim and the liability, if any, of the Indemnitor with respect to such Indemnifiable Claim shall be limited to an amount up to the amount of the rejected settlement. Each party hereby agrees to use all reasonable efforts to mitigate any Indemnifiable Claim for which it may seek indemnification hereunder.

Section 13. Term and Termination
            --------------------

      13.1  Term.  The initial term (the "Initial Term") of this Agreement shall
            ----
be four (4) years commencing on the date on which Manufacturer shall have received all licenses, permits, certificates, authorizations and approvals necessary to manufacture the Product suitable for sale in the United States or in any country in Europe. This Agreement shall be automatically extended for successive renewal terms of three years each (the "Renewal Terms"), provided, however, that either party, upon three years prior written notice, may terminate this Agreement at any time during any Renewal Term. This Agreement may not be terminated, except as set forth in Section 13.2, during the Initial Term of this Agreement. As used in this Agreement, the phrase "during the term of this Agreement" means during the Initial Term or any Renewal Term.

      13.2  Termination.  This Agreement may be terminated at any time by either
            -----------
party (a) by 30 days written notice delivered to the other if there has been a material breach of any representation, warranty, covenant or agreement under this Agreement by the other party which breach is not cured to the reasonable satisfaction of the non-breaching party prior to the expiration of such 30-day period; (b) by written notice upon any distribution of assets, receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, composition, dissolution, liquidation or any other marshaling of the assets or liabilities of the other party; or (c) pursuant to Section 11.5.

     MGI shall also have the right to terminate this Agreement immediately by written notice delivered to Manufacturer (d) if Manufacturer shall not have received all licenses, permits, certificates, authorizations and approvals necessary to conduct its business and manufacture, package, label, export, import and deliver the Product as provided in Section 1.4 within 18 months of the date of this Agreement, or (e) upon the occurrence of any material change in the management, ownership, control, manufacturing capability or financial condition of Manufacturer.

      13.3  Disposition of Product, Supplies and Records.  If, upon the
            --------------------------------------------
termination or expiration of this Agreement, Manufacturer shall be in the process of manufacturing Product requested by MGI pursuant to a written purchase order delivered to Manufacturer, Manufacturer shall be entitled to finish, deliver and receive payment for such Product in accordance with the terms of this Agreement, but shall not thereafter manufacture any Product. Except as required to be used in connection with the previous sentence, upon the termination or expiration of this Agreement Manufacturer shall promptly return to MGI, in accordance with MGI's instructions and at MGI's cost and expense, all Active Ingredient supplied by MGI pursuant to Section 1.2 then in Manufacturer's possession. Upon the expiration or termination of this Agreement,

Manufacturer shall also promptly deliver to MGI all records in progress or otherwise not yet delivered to MGI pursuant to Section 8.1.

     13.4   No Breach.  Neither party shall be deemed to have breached any
            ---------
obligation to the other by terminating or not renewing this Agreement in accordance with any provision of this Section 13, and neither party shall have any claim against the other based solely upon any such termination or nonrenewal. Without limiting the generality of the foregoing, Manufacturer shall not have any right or claim of reimbursement, indemnity or compensation whatsoever against MGI (including, without limitation, for any loss of goodwill, customers or profits or of any expenses incurred or to be incurred either prior to or upon the termination or expiration hereof, including salaries and/or termination benefits of employees and the like) based upon any termination or nonrenewal of this Agreement.

     13.5   Survival.  The termination or expiration of this Agreement shall not
            --------
relieve either party from any liability for any breach on its part of any representation, warranty, covenant or agreement contained herein. Further, notwithstanding any termination or the expiration of this Agreement, the respective continuing obligations of Manufacturer and MGI set forth in this Agreement shall survive and shall continue in full force and effect, including, without limitation, those continuing obligations contained in Sections 1.5, 8.1(b), 9, 12, 13 and 14.

Section 14. Miscellaneous
            -------------

      14.1  Dispute Resolution.
            ------------------

      (a) Except as to breaches or alleged breaches of Section 9, as to which MGI reserves the right, at its sole option and discretion, to seek judicial relief as provided in subparagraph (b) hereof, and except as provided in subparagraph (c) hereof, if any dispute, claim or controversy shall arise out of or relating to this Agreement, or the breach or termination thereof (a "Dispute"), which cannot be settled by good faith negotiation between the parties within 10 business days after one party shall give notice to the other thereof, such Dispute shall be settled by final and binding arbitration to be held in Minneapolis, Minnesota in accordance with the International Arbitration Rules of the American Arbitration Association (the "AAA"). Such arbitration shall be conducted by a panel of three English speaking arbitrators (the "Panel") appointed in accordance with such Rules of the AAA. The Panel shall resolve the Dispute in accordance with applicable law and shall render a reasoned opinion (detailing the reasons for its decision) as soon as practicable after the Panel shall have been selected. The Panel may award relief under legal or equitable principles. The Panel shall allocate the costs of the arbitration between the parties upon such basis as the Panel deems equitable. Judgment upon the award rendered by all or a majority of the arbitrators on the Panel may be entered in any court having jurisdiction in any country.

     (b) Manufacturer agrees that its failure to perform any obligation or duty which it has agreed to perform in Section 9 shall cause irreparable harm to MGI, which harm cannot be adequately compensated for by money damages. Manufacturer further agrees that an order of specific performance or for injunctive relief against Manufacturer in the event of a breach of or default under Section 9 would be equitable and would not work a hardship on Manufacturer. Accordingly, in the event of any actual or threatened breach of or default under Section 9 by Manufacturer, MGI, without any bond or other security being required and in addition to whatever other remedies are or might be available at law or in equity, shall have the right either to compel specific performance by, or to obtain injunctive relief against, Manufacturer with respect to any obligation or duty in Section 9 or breach thereof, without the necessity of proving actual damages and Manufacturer does hereby waive as a defense to any equitable action the allegation that MGI has an adequate remedy at law. This Section 14.1(b) shall not be interpreted to diminish or otherwise limit the right of MGI to claim and recover damages or to obtain any equitable remedy in addition to specific performance or injunctive relief to which it may otherwise be entitled.

     (c) Nothing in this Section 14.1 shall prevent MGI from resorting to judicial proceedings if interim resort to a court is deemed necessary, in the sole discretion of MGI, as the case may be, to prevent serious and irreparable injury to MGI or to others. In furtherance thereof, Manufacturer agrees that any breach of the provisions of this Agreement would cause irreparable harm to MGI for which MGI could not be fully compensated by money damages. Accordingly, Manufacturer specifically agrees that MGI shall be entitled to specific performance and/or injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages and without the necessity of posting any bond or other security in connection therewith. This provision with respect to equitable relief shall not, however, diminish the right of MGI to claim and recover damages in addition to injunctive relief. MGI and Manufacturer specifically agree that the appropriate and exclusive forum for any judicial proceedings brought pursuant to this
          Section 14.1(c) shall be any state or federal court of competent jurisdiction in the State of Minnesota, and Manufacturer hereby consents to such court's exercise of personal jurisdiction over it and agrees to be bound by any judgment rendered by any such court in Minnesota, and any such judgment may be enforced in any jurisdiction in accordance with applicable law. Manufacturer does hereby irrevocably designate and appoint CT Corporation System ("CT"), 401 2nd Avenue South, Suite 454, Minneapolis, Minnesota 55401, as its authorized agent for service of process in any action or proceeding brought pursuant to this Section 14.1(c), and agrees that service of process upon CT shall be deemed effective in any such action or proceeding. Manufacturer agrees to take all such actions, including the execution, delivery and filing of appropriate documents and instruments, as may be necessary in order to effectuate and continue such appointment of CT as its agent for service of process in Minnesota. The foregoing shall not in any way limit the right of MGI to serve process in any other manner permitted by applicable law.

    14.2  Relationship.  Manufacturer and its Representatives are not, and shall
          ------------
not act as, the employees, agents, representatives, sales representatives, distributors or dealers of MGI or with respect to the Product. Manufacturer is and shall act as an independent contractor, maintaining full responsibility and complete control over all of its operations and business. Neither this Agreement, nor any provision hereof, shall be deemed to create a partnership, joint venture, franchise or relationship of principal and agent between the parties hereto. Neither MGI nor Manufacturer shall have any right or authority whatsoever to represent or bind the other in any way.

    14.3  Notices.  Any notices or other communications required or permitted by
          -------
this Agreement shall be in writing and shall be deemed duly given and received on the third business day following the day of mailing thereof by registered or certified airmail, postage prepaid and return receipt requested, on the next business day following the day of sending by an internationally recognized overnight courier, or when receipt confirmed, if sent by facsimile transmission, or when personally delivered as follows:

     If to Manufacturer, as follows:       If to MGI, as follows:

     GLOBAL PHARM INC.                     MGI PHARMA, INC.
     865 York Mills Road, Unit Two         9900 Bren Road East
     Don Mills, Ontario                    Opus Center, Suite 300E
     Canada  M3B 1Y6                       Minneapolis, MN 55343
     Attn:  Cheryl Kalpin,                 Attn: Vice President, General Counsel
     Manager, Business Development         Fax No. 612/935-0468
     Fax No. 416/445-9048

Either party may change its address for purposes of notice by providing notice to the other party of such change pursuant to this Section 14.3.

    14.4  Complete Agreement. This Agreement, together with the Manufacturing
          ------------------
Processes, Product Specifications, Testing Procedures and other exhibits attached hereto (all of which are incorporated herein by reference and made a part hereof) and other documents specifically referred to herein, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede in all respects any prior agreements, understandings, representations or warranties (whether oral or written) between the parties hereto relating to such matters.

     14.5  Amendment. This Agreement may not be modified or amended except by a
           ---------
written agreement signed by the parties hereto. Any modification or amendment of this Agreement by a written agreement signed by, or binding upon, a party hereto shall be valid and binding upon any and all successors or assigns of such party.

     14.6  Waiver.  No term or condition of this Agreement shall be deemed
           ------
to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     14.7  Assignment.  This Agreement shall not be assignable, in whole
           ----------
or in part, by either party without the prior written consent of the other party, except that MGI may, without the consent of Manufacturer, assign its rights and obligations under this Agreement to any affiliate of MGI or any corporation, firm or other business entity with or into which MGI may merge or consolidate, or to which MGI may sell or transfer all or substantially all of its assets. After any such assignment by MGI, MGI shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be MGI for the purposes of all provisions of this Agreement including this Section
14.7. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     14.8  Severability.  Whenever possible, each provision of this Agreement
           ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction. If any time period or geographic area referred to in this Agreement shall be determined by any court or arbitration panel having jurisdiction over any dispute between MGI and Manufacturer arising hereunder to be unreasonable, such time period or geographic area shall be changed to the maximum amount of time or geographic area that such court or arbitration panel determines is reasonable under all of the facts and circumstances.

     14.9   Attorneys' Fees.  If either party to this Agreement seeks
            ---------------
arbitration or brings an action (under Section 14.1 or otherwise) based upon this Agreement, the prevailing party in such arbitration or action shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including its reasonable attorneys' fees and the costs of arbitration.

     14.10  Headings.  The section, paragraph and other headings and
            --------
captions contained herein are used for the purpose of convenience only and are not intended to define or limit the contents of any provision hereof.

     14.11  Expenses.  Except as otherwise specifically provided herein,
            --------
each of MGI and Manufacturer shall bear their own costs and expenses in carrying out their respective obligations hereunder.

     14.12  Governing Law.  This Agreement shall be deemed to be a
            -------------
contract under the laws of the State of Minnesota and for all purposes shall be construed and enforced in accordance with the internal laws of the State of Minnesota, U.S.A., without regard to the principles of conflicts of law therein contained under which any other law would be made applicable. The 1980 United Nations Convention on Contracts for the International Sale of Goods is hereby expressly excluded.

     14.13  Press Releases and Announcements.  The parties agree not
            --------------------------------
to issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law (in the case of MGI, including, without limitation, the federal securities laws). If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

     14.14  Currency; Language.  All dollar amounts in this Agreement are
            ------------------
expressed as currency of the United States of America unless otherwise specifically noted. The English language version of this Agreement shall govern and control any translations hereof into any other language. All written information to be provided by either party hereunder shall be in the English language.

     14.14  Negotiated Agreement.  The parties agree that this Agreement
            ---------------------
is the result of negotiations between counsel for the parties and that the language of this Agreement shall not be construed for or against either party by reason of such party being the drafter hereof.

     14.16  Counterparts.  This Agreement may be executed in two
            ------------
counterparts, neither of which need contain the signature of the other party, but both of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                              MGI PHARMA, INC.

                              By:    /s/ James V. Adam
                                     -------------------------------
                                     James V. Adam
                                     Vice President, Chief Financial
                                     Officer


                              GLOBAL PHARM INC.

                              By:    /s/ N Shkordoff
                                     -------------------------------
                                     Nick Shkordoff
                                     Executive Vice President

                                          Exhibit B to Exhibit 10.25

                   Quality Assurance Letter of Understanding
                   -----------------------------------------

The following is to set forth responsibilities of MGI and GPI with respect to the manufacture, testing and release of Salagen FCT.

GPI Responsibilities
--------------------

 . Maintain specifications and test methods for raw materials, actives and finished product according to MGI approved documents.

 . Sample and maintain Reserve Samples (and NDA samples).

 . Testing of raw materials, actives and finished products according to scheme outlined in Addendum I.

 . Provide MGI receiving reports for all raw materials, actives and packaging components.

 . Maintain Master manufacturing and packaging documents.

 . Validate cleaning procedures for Salagen FCT as per GPI current requirements.

 . Perform testing and release of all components, packaging and labeling.

 . Review and forward all batch records and deviation reports to MGI for review.

 . Perform physical release of finished goods according to MGI written disposition.

 . Ship product per MGI's requirements.

 . Perform GMP audits of suppliers and laboratories as per GPI current requirements (Canadian sources) and provide evidence to MGI of approval status.

 . Maintain Facility and Critical Systems in a current state of validation per GMP/HPB requirements

 . Support investigation of product complaints.

MGI Responsibilities
--------------------

 . Provide GPI with approved specifications for raw materials, active and finished product.

 . Provide GPI with approved and validated (if non-compendial) test methods for active and finished product.

 . Approve master manufacturing and packaging documents.

 . Testing of actives and finished product per addendum I.

 . Perform label copy and label artwork approvals.

 . Perform batch record review and notify GPI of disposition for physical release.

 . Provide storage and transportation requirements to GPI.

 . Maintain distribution records.

 . Perform stability testing and determination of expiry dating.

 . Responsibility for Product Complaints and Adverse Experiences.

 . Process for Annual Product Reviews.

 . Notify GPI of any change or pending changes in Regulation Status.

 . Perform product recalls.


Signed:


    /s/ R. Tlachac 9/25/95                /s/ Brian Dale 10/02/95
----------------------------              -----------------------
MGI PHARMA Inc.                           GLOBAL PHARM INC.
Randall J. Tlachac                        Brian Dale
Director, Quality Assurance               Vice President, Quality Assurance

CATEGORY                           TEST                         SUB-TEST          RESPONSIBILITY      LOCATION

Raw Material Testing

                                   Pilocarpine HCl              All               MGI                 SAI

                                   Pilocarpine HCl, Micronized
                                                                Assay             MGI                 SAI
                                                                Particle Size     MGI                 Coulter
                                                                Loss On Drying    MGI                 SAI
                                                                Bulk Density      GPI                 GPI

                                   Microcrystalline Cellulose   All               GPI                 GPI

                                   Stearic Acid                 All               GPI                 GPI

                                   Purified Water               All               GPI                 GPI

                                   Carnauba Wax                 All               GPI                 GPI

                                   Opadry White                 All               GPI                 GPI

                                   Opacode Black                All               GPI                 GPI

                                   Isopropyl Alcohol            All               GPI                 GPI

Component Testing

                                   All Components                                 GPI                 GPI

In-Process Testing

                                   Content Uniformity                             MGI                 NT

                                   Friability                                     GPI                 GPI

                                   Weight Variation                               GPI                 GPI

                                   Physical Defects                               GPI                 GPI

                                   Description                                    GPI                 GPI

                                   Diameter                                       GPI                 GPI

                                   Thickness                                      GPI                 GPI

                                   Disintegration                                 GPI                 GPI

                                   Hardness                                       GPI                 GPI

                                   Loss On Drying                                 GPI                 GPI

CATEGORY                           TEST                         SUB-TEST          RESPONSIBILITY     LOCATION
Finished Product Testing

                                   Uniformity of Mass                              GPI                GPI

                                   Description                                     GPI                GPI

                                   Physical Defects                                GPI                GPI

                                   Assay                                           MGI                NT/SAI

                                   Dissolution                                     MGI                NT/SAI

                                   Content Uniformity                              MGI                NT/SAI

                                   Identity                                        MGI                NT/SAI

Validation Testing

                                   Blend
                                                                Assay              MGI                SAI
                                                                Moisture           GPI                GPI
                                                                Bulk Density       GPI                GPI
                                                                Tap Density        GPI                GPI
                                                                Sieve Analysis     GPI                GPI

                                   Core
                                                                Weight             GPI                GPI
                                                                Hardness           GPI                GPI
                                                                Thickness          GPI                GPI
                                                                Assay              MGI                SAI
                                                                Dissolution        MGI                SAI
                                                                Friability         GPI                GPI
                                                                Disintegration     GPI                GPI
                                                                Visual Inspection  GPI                GPI

                                   Coated Tablets               Visual Inspection  GPI                GPI

                                   Branded Tablets              Visual Inspection  GPI                GPI

MGI PHARMA QUALITY ASSURANCE BY/DATE:                             /s/ R. Tlachac  9/25/95
                                                                -------------------------